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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this Registration Statement of Preferred Employers Holdings, Inc. on Form SB-2 (File No. 333-67191) of our report dated June 22, 1998, except for the information in Note 14, for which the date is August 10, 1998, on our audits of the financial statements of National Explorers and Travelers HealthCare, Inc. (d/b/a NET Healthcare, Inc.). We also consent to the reference to our Firm under the caption "Experts."


/s/ PricewaterhouseCoopers LLP


December 14, 1998
Fort Lauderdale, Florida